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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
ARIBA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARIBA, INC.
1565 Charleston Road
Mountain View, California 94043

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Ariba, Inc., which will be held in the Crystal Springs Ballroom of the San Mateo Marriott located at 1770 S. Amphlett Boulevard, San Mateo, California, on Monday, February 26, 2001, at 8:00 a.m.

    Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

    It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Ariba. We look forward to seeing you at the Annual Meeting.

Sincerely,

KEITH J. KRACH Chairman of the Board and Chief Executive Officer

Mountain View, California
January 22, 2001

ARIBA, INC.
1565 Charleston Road
Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held February 26, 2001

To the Stockholders:

    The annual meeting of stockholders (the "Annual Meeting") of Ariba, Inc. (the "Company") will be held in the Crystal Springs Ballroom of the San Mateo Marriott located at 1770 S. Amphlett Boulevard, San Mateo, California, on Monday, February 26, 2001, at 8:00 a.m. for the following purposes:

  1.
  To elect two (2) directors of the Board of Directors to serve until the 2004 annual meeting of stockholders of the Company or until their successors have been duly elected and qualified;
  2.
  To amend the Company's Amended and Restated Certificate of Incorporation to allow future amendments to Article IV of such Certificate of Incorporation, which among other things authorizes the capital stock of the Company, to be accomplished by the approval of holders of a majority of the outstanding shares of voting capital stock of the Company instead of the current vote requirement of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of voting capital stock of the Company;
  3.
  To ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending September 30, 2001;
  4.
  To amend the Company's 1999 Equity Incentive Plan, as set forth in the accompanying Proxy Statement; and
  5.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on January 16, 2001, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1565 Charleston Road, Mountain View, California, during ordinary business hours for the ten day period prior to the Annual Meeting.

By Order Of The Board Of Directors

Craig M. Schmitz Secretary

Mountain View, California
January 22, 2001

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

ARIBA, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To be held February 26, 2001

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Ariba, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the Crystal Springs Ballroom of the San Mateo Marriott located at 1770 S. Amphlett Boulevard, San Mateo, California, on Monday, February 26, 2001, at 8:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about January 22, 2001.

PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

    The Company's Common Stock (the "Common Stock") is the only type of security entitled to vote at the Annual Meeting. On January 16, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 250,951,662 shares of Common Stock outstanding. Each stockholder of record on January 16, 2001 is entitled to one vote for each share of Common Stock held by such stockholder on January 16, 2001. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

    The Company's bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

    Proposal 1.  Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two (2) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

    Proposal 2.  Approval of the amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") requires the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the proposal.

    Proposal 3.  Ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending September 30, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

    Proposal 4.  Approval of the amendment to the Company's 1999 Equity Incentive Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus will not affect the outcome of voting on the proposal.

Proxies

    Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors (the "Board of Directors") and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees for election to the Board of Directors (as set forth in Proposal No. 1), FOR Proposal Nos. 2, 3 and 4 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company has also retained Corporate Investor Communications to assist in the solicitation of proxies. Corporate Investor Communications will receive a fee for such services of approximately $6,000 including out-of-pocket expenses, which will be paid by the Company. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    The Certificate of Incorporation provides for a classified board of directors, with the terms of office of each class of directors ending in successive years. The Company currently has authorized six directors with each class of directors consisting of two directors. At the Annual Meeting, two directors are to be elected to serve until the 2004 annual meeting of stockholders of the Company or until their successors are elected and qualified. The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of December 31, 2000, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The two (2) Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. Proxies cannot be voted for more than two (2) people.

Nominees	Age	Year Term Expires	Positions and Offices Held with the Company
Paul Hegarty	36	2001	Director
John B. Mumford(1)	57	2001	Director

(1)
Member of Audit Committee.

    Paul Hegarty, a co-founder of the Company, served as Vice President of Engineering from our inception in September 1996 to August 1997, and as Chief Technical Officer from our inception to October 1998 and has served as a director since October 1998. From June 1996 to September 1996, Mr. Hegarty served as an Entrepreneur in Residence at Benchmark Capital. From February 1988 to May 1996, Mr. Hegarty served in various engineering capacities at NeXT Software, Inc., including Vice President of Engineering. Mr. Hegarty holds Bachelor of Science and Master of Science degrees in Electrical Engineering from Stanford University.

    John B. Mumford, has served as a director of the Company since our inception in September 1996. Mr. Mumford has served as Managing Partner of Crosspoint Venture Partners since 1970. Mr. Mumford currently serves as a director of a number of private companies, primarily in the information technology area. Mr. Mumford was a co-founder of Hello Direct, Inc., and served as chairman until its sale in November 2000, and served as a director of Office Depot, a public company, from its formation in 1986 to April 1997. Mr. Mumford was also a founding director of Inmac Corp., a public company, and served in this capacity until its merger with Micro Warehouse in 1996. Mr. Mumford holds a Bachelor of Science degree in Accounting from Arizona State University and a Master of Business Administration degree in Operations Research from the Stanford Graduate School of Business.

    Set forth below is information regarding each of the continuing directors of the Company, including his age as of December 31, 2000, the period during which he has served as a director, and information furnished by him as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

Continuing Directors—Term Ending in 2002

    Hatim A. Tyabji, age 55, has served as a director of the Company since January 1998. Mr. Tyabji has served as Chairman of Data Card, a privately held company, since July 2000. From September 1998 to April 2000, he served as Chairman and Chief Executive Officer of Saraide.com, a privately held company. Prior to joining Saraide, he served as President and Chief Executive Officer from 1986 to 1998 and as Chairman of the Board from 1992 to 1998 of VeriFone, Inc., a wholly-owned subsidiary of Hewlett-Packard. Prior to joining VeriFone, Mr. Tyabji served as President of the Information Systems Products and Technologies Group of Unisys Corporation, formerly known as Sperry Corporation. Mr. Tyabji holds a Bachelor of Science degree in Electrical Engineering from the College of Engineering in Poona, India and a Master of Science degree in Electrical Engineering from the State University of New York, Buffalo. He also has a Master of Business Administration in International Business from Syracuse University and is a graduate of the Stanford University Executive Program. In addition to serving as a director of the Company, he is also a member of the board of directors of Best Buy and EFunds.

    Robert E. Knowling, Jr., age 45, has served as a director of the Company since July 2000. Mr. Knowling served as Chairman of the Board of Directors, President and Chief Executive Officer of Covad Communications Group, Inc. from July 1998 until October 2000. Prior to joining Covad, he served as Executive Vice President of Operations and Technologies from October 1997 to July 1998 and as Vice President of Network Operations from March 1996 to September 1997 at US West Communications, Inc. Prior to

joining US West, Mr. Knowling served as Vice President of Network Operations for Ameritech Corporation from November 1994 to March 1996. In addition to serving as a director of the Company, he is also a member of the board of directors of Hewlett-Packard Company, Broadmedia, Inc., Heidrick and Struggles International, Inc., the YMCA of Metropolitan Chicago, and the Juvenile Diabetes Foundation International. Mr. Knowling holds a Bachelor of Arts degree in Theology from Wabash College, and a Master of Business Administration from Northwestern University's Kellogg Graduate School of Business.

Continuing Directors—Term Ending in 2003

    Keith J. Krach, age 43, a co-founder of the Company, has served as Chairman of the Board of Directors and Chief Executive Officer since our inception in September 1996. From March 1996 to September 1996, Mr. Krach served as an Entrepreneur in Residence at Benchmark Capital. From October 1988 to August 1995, Mr. Krach served as Chief Operating Officer of Rasna Corporation, a mechanical computer-aided design automation software company. Prior to joining Rasna, Mr. Krach held various positions with General Motors, including General Manager and Vice President of GMF Robotics. Mr. Krach holds a Bachelor of Science degree in Industrial Engineering from Purdue University and a Master of Business Administration from Harvard Business School.

    Robert C. Kagle, age 45, has served as a director of the Company since our inception in September 1996. Mr. Kagle has been a Managing Member of the general partner of Benchmark Capital Partners, L.P since May 1995. Mr. Kagle also has been a General Partner of Technology Venture Investors since January 1984. Mr. Kagle currently serves as a director of eBay Inc. and E-Loan, publicly held companies, and is currently a director of the National Association of Venture Capitalists and a Trustee of Kettering University, formerly known as the General Motors Institute. Mr. Kagle holds a Bachelor of Science degree in Electrical and Mechanical Engineering from Kettering University and a Master of Business Administration from the Stanford Graduate School of Business.

Board of Directors Meetings and Committees

    During the fiscal year ended September 30, 2000, the Board of Directors held ten (10) meetings and acted by written consent in lieu of a meeting on four (4) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three (3) standing committees: the Audit Committee; the Compensation Committee; and the Stock Option Committee.

    Audit Committee.  During the fiscal year ended September 30, 2000, the Audit Committee of the Board of Directors (the "Audit Committee") held two (2) meetings and did not act by written consent in lieu of a meeting. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Kagle, Mumford and Tyabji.

    Compensation Committee.  During the fiscal year ended September 30, 2000, the Compensation Committee of the Board of Directors (the "Compensation Committee") held one (1) meeting and acted by written consent in lieu of a meeting on six (6) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Equity Incentive Plan. The members of the Compensation Committee are Messrs. Kagle and Tyabji.

    Stock Option Committee.  The Stock Option Committee of the Board of Directors (the "Stock Option Committee"), which was established in June 1999, has the right to administer the Company's 1999 Equity Incentive Plan with respect to persons other than directors and officers of the Company, and with respect to options to purchase no more than 120,000 shares. Options to purchase more than 120,000 shares must be approved by the Compensation Committee or the full Board of Directors. The Stock Option Committee acted by written consent in lieu of a meeting on fifty-two (52) occasions to authorize grants of stock options in the fiscal year ended September 30, 2000. The sole member of the Stock Option Committee is Mr. Krach.

Director Compensation

    Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

    Non-employee directors are eligible for option grants pursuant to the provisions of the 1999 Directors' Stock Option Plan. Under the 1999 Directors' Stock Option Plan, as amended, each individual who first becomes a non-employee director after the date of the Company's initial public offering will be granted an option to purchase 25,000 shares on the date such individual joins the Board of Directors, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting, each individual who will continue serving as a director thereafter will receive an additional option grant to purchase 10,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. The option price for each option grant under the 1999 Directors' Stock Option Plan will be equal to the fair market value per share of Common Stock on the automatic grant date. Each initial grant will become exercisable for fifty percent (50%) of the shares at the automatic grant date and the remaining fifty percent (50%) of the shares after twelve (12) months of Board service. Each annual option grant is fully exercisable at grant. On January 21, 1998, in connection with his election to the board of directors, Mr. Tyabji was granted from the 1996 Stock Plan an option to purchase 800,000 shares of Common Stock at an exercise price of $0.0938 per share, subject to a four-year vesting schedule. On January 27, 1999, Mr. Hegarty was granted from the 1996 Stock Plan an option to purchase 80,000 shares of Common Stock at an exercise price of $0.5938 per share, subject to a four-year vesting schedule. On July 26, 2000, in connection with his election to the board of directors, Mr. Knowling was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $122.25 per share, subject to a two-year vesting schedule. Pursuant to the 1999 Directors' Stock Option Plan, each of Messrs. Hegarty, Kagle, Knowling, Mumford and Tyabji were also granted options to purchase 10,000 shares of Common Stock on February 29, 2000. Pursuant to the 1999 Directors' Stock Option Plan, each of Messrs. Hegarty, Kagle, Mumford, Knowling and Tyabji will be granted options to purchase 10,000 shares of Common Stock on the date of the Annual Meeting. The preceding option grant information has been adjusted for stock splits where applicable.

    Directors are eligible to receive options and be issued shares of Common Stock directly under the 1999 Equity Incentive Plan and directors who are also employees of the Company are also eligible to participate in the Company's Employee Stock Purchase Plan (unless such employee owns 5% or more of the Company's outstanding shares) and, if an executive officer of the Company, the 2000 Executive Bonus Program.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

PROPOSAL NO. 2
AMENDMENT TO THE COMPANY'S CERTIFICATE
OF INCORPORATION

    The Company is asking stockholders to amend the Certificate of Incorporation to provide that the affirmative vote of a majority rather than at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors is required to amend or repeal Article IV of the Certificate of Incorporation. The Board of Directors has unanimously approved the proposed Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Certificate of Amendment"). If the stockholders approve the Certificate of Amendment, the Board of Directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Certificate of Incorporation will continue in effect unless otherwise amended and approved by the stockholders.

    As currently in effect, Article IX of the Certificate of Incorporation requires the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally for the election of directors to amend or repeal Article IV of the Certificate of Incorporation. Article IV (i) authorizes the capital stock of the Company and (ii) authorizes the Board of Directors, subject to certain limitations, to provide for the issuance of shares of the Company's Preferred Stock in series, to establish the number of shares of such series and to fix the designations, powers, preferences and rights of such series and any qualifications, limitations or restrictions thereof. The Board of Directors proposes that Article IX of the Certificate of Incorporation be amended to reduce the vote required to amend or repeal provisions regarding Article IV of the Certificate of Incorporation to a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors of the Company. The full text of the amendment to Article IX is set forth in the Certificate of Amendment.

    The Board of Directors supports the proposal to amend Article IX to permit the amendment of Article IV upon the approval of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. If Article IX of the Certificate of Incorporation is amended as proposed, a majority of all of the then outstanding shares of the capital stock of the Company will be sufficient to amend or repeal Article IX. The Board of Directors believes that if stockholders who own, in the aggregate, a majority of the voting power of the outstanding shares of the capital stock of the Company entitled to vote generally for the election of directors want to change the Company's authorized capital stock, they should be able to do so.

Possible Effects of the Proposed Amendment to the Certificate of Incorporation

    This proposed amendment to Article IX would make it easier for the Company's stockholders to increase or decrease the Company's authorized capital stock. Currently, the holders of a minority of the total shares of the Company's capital stock outstanding and entitled to vote have a veto power over the increase or decrease of the Company's authorized capital stock.

    In considering this proposal, stockholders should be aware that the provision in the current Article IX that requires a sixty-six and two-thirds percent (66 2/3%) stockholder vote to amend or repeal Article IV was initially implemented, along with other approval and amendment requirements in the Certificate of Incorporation, to protect against abusive or unfair tactics in unsolicited attempts to buy the Company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are designed to reduce the Company's vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. If the amendment to Article IX is approved, the anti-takeover protections provided by a sixty-six and two-thirds percent (66 2/3%) stockholder vote to amend or repeal Article IV will be eliminated.

    The current Board of Directors of the Company has unanimously determined after due consideration that requiring a supermajority to amend or repeal Article IV is no longer in the best interests of the Company or its stockholders. For example, this requirement may potentially impede the Company's growth and development by not allowing the Company to increase its authorized capital stock in order to pursue financing programs, acquisitions and other transactions necessary for the continued success of the Company. Further, the Delaware General Corporation Law requires only a simple majority vote of the outstanding stock entitled to vote and a simple majority vote of the outstanding stock of each class of stock entitled to vote as a class in order to amend a Certificate of Incorporation.

    In the view of the current Board of Directors, the elimination of the supermajority requirement will not have a negative material effect on the anti-takeover protection afforded to the Company and its stockholders. The Company has in place other anti-takeover measures which the Board of Directors believes are sufficient to provide reasonable protection against unsolicited takeover attempts. For example, the Certificate of Incorporation provides that the Board of Directors is divided into three classes of directors, with each class serving a staggered three-year term. This classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company and may maintain the incumbency of the Board of Directors, as the classification of the Board of Directors generally increases the difficulty of replacing a majority of the directors. The Certificate of Incorporation also provides that all stockholder actions must be effected at a duly called meeting and not by a consent in writing.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending September 30, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders.

    KPMG LLP has audited the Company's financial statements since 1997. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

PROPOSAL NO. 4
AMENDMENT OF THE 1999 EQUITY INCENTIVE PLAN

    The Company is asking stockholders to approve an amendment to the Ariba, Inc. 1999 Equity Incentive Plan (the "Incentive Plan"). The amendment would modify the provision for automatically increasing the number of shares available for issuance under the Incentive Plan. The provision currently provides that the number of available shares automatically increases on the first day of each calendar year beginning in the year 2000 and ending in the year 2005 by a number of shares equal to the lesser of (i) five percent (5%) of the number of shares of Common Stock then outstanding or (ii) 8,000,000 shares of Common Stock. If the amendment is approved by stockholders, the automatic annual increase for the years 2001 through 2005 will be a number of shares equal to the lesser of (i) five percent (5%) of the number of shares of Common Stock then outstanding or (ii) 20,000,000 shares of Common Stock.

    On December 19, 2000, the Board of Directors approved the amendment and authorized submission of the amendment to the Company's stockholders for approval. The Board of Directors believes that equity awards under the Incentive Plan play an important role in the Company's efforts to attract, employ and retain employees, directors and consultants of outstanding ability. The Company has not granted or committed to grant any options that must be satisfied out of the increase in the pool that would result from approval of the amendment.

    The Company established the Incentive Plan on April 20, 1999 as a successor to its 1996 Stock Plan ("1996 Plan") to provide a means whereby eligible individuals may be given an opportunity to acquire shares of Common Stock and to benefit from increases in value of the Common Stock. The Incentive Plan was approved by the stockholders of the Company on June 11, 1999.

    The principal terms and provisions of the Incentive Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Incentive Plan. A copy of the Incentive Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at the executive offices in Mountain View, California.

    Structure.  Four separate types of equity compensation may be issued under the Incentive Plan. First, stock options may be granted to eligible individuals under the Incentive Plan. Stock options give optionees the right to purchase shares of Common Stock at an exercise price determined at the time the option is granted. Second, direct issuances of restricted stock may be made to eligible persons under the Incentive Plan. Persons receiving direct issuances of restricted stock may purchase shares of Common Stock at a price not less than eighty-five percent (85%) of their fair market value at the time of their issuance or as a bonus for the performance of services. Third, stock appreciation rights ("SAR") may be granted to eligible persons under the Incentive Plan. A SAR allows eligible persons to benefit from increases in the value of the Common Stock, but does not provide any ownership interest in the Common Stock. Fourth, stock units may be issued to eligible persons under the Incentive Plan. Stock units allow persons to obtain shares of Common Stock without any cash consideration. In addition, the Incentive Plan permits the Board of Directors to implement a fee deferral program for the outside directors.

    Administration.  The Compensation Committee, which is comprised of two (2) or more outside members of the Board of Directors, administers the Incentive Plan. Committee members serve for such period of time as the Board of Directors may determine. The Incentive Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws by the Board of Directors or a secondary committee comprised of one or more members of the Board of Directors.

    The Compensation Committee (or Board of Directors or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Incentive Plan) to determine the eligible individuals who are to receive awards under the Incentive Plan, the number of shares to be covered by each granted option or other award, the date or dates on which the option is to become exercisable or the award is to vest, the maximum term for which the option or award is to remain outstanding, whether the granted option will be an incentive stock option that satisfies the requirements of Section 422 of the Internal Revenue Code (the "Code") or a non-statutory option not intended to meet such requirements and the remaining provisions of the option grant or award.

    Eligibility.  Employees (including officers), outside directors and consultants who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive awards under the Incentive Plan. However, only employees are eligible to receive incentive stock options.

    As of December 19, 2000, approximately 1,970 persons (including five executive officers) were eligible to participate in the Incentive Plan.

    Securities Subject to Incentive Plan.  The number of shares of Common Stock that may be currently issued under the Incentive Plan shall not exceed 21,929,403 shares, which includes 8,000,000 shares added to the reserve on January 1, 2000 pursuant to the existing annual increase provision of the Incentive Plan. If the amendment is approved by stockholders, the number of available shares subject to the Incentive Plan shall automatically increase on the first day of each calendar year beginning with the year 2001 and ending in the year 2005 by an amount equal to the lesser of (i) five percent (5%) of the shares of Common Stock then outstanding or (ii) 20,000,000 shares.

    No one person participating in the Incentive Plan may receive options for more than 8,000,000 shares of Common Stock per calendar year. However, for the calendar year in which a person first commences services, the limit shall be 10,000,000 shares.

    Should an option or award under the Incentive Plan (including any options or shares incorporated from the 1996 Plan) expire or terminate for any reason prior to exercise in full or should restricted shares acquired upon exercise of an option or award be repurchased by the Company for any reason, the shares subject to the termination or repurchase will be available for subsequent options or awards under the Incentive Plan.

Option Grants

    Price and Exercisability.  The option exercise price per share in the case of an incentive stock option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant.

    The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Compensation Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Compensation Committee in its sole discretion. The Compensation Committee has the discretionary authority to reprice options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date.

    No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

    Termination of Service.  Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period, which generally is three months from termination date. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Compensation Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

    Incentive Stock Options.  Incentive stock options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Incentive Plan (or any other equity plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000.

Awards of Restricted Stock

    Restricted stock may be sold at a price per share not less than eighty-five percent (85%) of the fair market value of the Common Stock on the date of issuance, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

    The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Compensation Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Incentive Plan.

Stock Appreciation Rights

    One or more eligible individuals may, at the discretion of the Compensation Committee, be granted SARs either in tandem with or independent of their option grants under the Incentive Plan. Upon exercise of an independent SAR, the individual will be entitled to a cash distribution from the Company in an amount per share equal to the excess of (i) the fair market value per share of Common Stock on the date of exercise over (ii) the exercise or base price. Tandem SARs provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option on the date of exercise over (ii) the aggregate exercise price payable for such shares. An appreciation distribution may, at the discretion of the Compensation Committee, be made in cash or in shares of Common Stock.

Awards of Stock Units

    Stock units may be awarded for no cash consideration. Stock units may also be granted in consideration of a reduction in the recipient's other compensation or in consideration of services rendered. Each award of stock units may or may not be subject to vesting, and vesting, if any, shall occur upon satisfaction of the conditions specified by the Compensation Committee. Settlement of vested stock units may be made in the form of cash, shares of Common Stock or a combination of both.

General Provisions

    Acceleration of Options/Termination of Repurchase Rights.  Upon the occurrence of a "Change in Control" (as defined below) each outstanding option or award under the Incentive Plan will, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option or award shall not accelerate if, and to the extent such option or award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option or award to purchase shares of the capital stock of the successor corporation (or parent). Immediately following the consummation of the Change in Control, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

    Any options or awards that are assumed or replaced in the Change in Control by the surviving corporation will accelerate (and any of the Company's outstanding repurchase rights that do not otherwise terminate at the time of the Change in Control shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest) as follows: (i) if the Change in Control occurs within twelve (12) months of the date the optionee or participant commenced service with the Company, the optionee or participant will vest in a number of shares as if he or she provided an additional twelve (12) months of service or (ii) if the Change in Control occurs more than twelve (12) months after the date the optionee or participant commenced service with the Company, the optionee or participant will vest in a number of shares equal to the lesser of (a) fifty percent (50%) of the remaining unvested shares or (b) the excess of seventy-five percent (75%) of the total number of original shares over the number of shares to which the option or award has already become vested.

    In addition, if the options or awards are assumed or replaced in the Change in Control and the optionee or participant is involuntarily terminated by the surviving company following the effective date of such Change in Control, all remaining unvested options or awards shall become fully vested (and any of the Company's outstanding repurchase rights shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest). Involuntary termination includes discharge without misconduct and certain voluntary resignations following a reduction in compensation or responsibility or a relocation.

    A Change in Control includes:

  (i)
  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization;
  (ii)
  The sale, transfer or other disposition of all or substantially all of the Company's assets;
  (iii)
  A change in the composition of the Board of Directors, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or
  (iv)
  Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities. For purposes of this paragraph (iv), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

    A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

    The Compensation Committee also has the discretion to accelerate outstanding options and awards and/or terminate the Company's outstanding repurchase rights upon a Change in Control, which acceleration or termination may or may not be conditioned upon the subsequent termination of the optionee's service within a specified period following the transaction. The acceleration of options or awards in the event of a Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

    Valuation.  For purposes of establishing the option price and for all other valuation purposes under the Incentive Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The market value of the Common Stock as reported on the Nasdaq Stock Market as of December 19, 2000 was $59.25 per share.

    Changes in Capitalization.  In the event any change is made to the Common Stock issuable under the Incentive Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Incentive Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year, (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the 1996 Plan) in order to prevent the dilution or enlargement of benefits thereunder.

    Each outstanding option or award that is assumed in connection with a Change in Control will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Change in Control, to the optionee or participant had the option or award been exercised immediately prior to the Change in Control. Appropriate adjustments will also be made to the exercise price payable per share and to the class and number of securities available for future issuance under the Incentive Plan on both an aggregate and a per-participant basis.

    Incentive Plan Amendments and Termination.  The Board of Directors may amend or modify the Incentive Plan in any and all respects whatsoever. The approval of the Company's stockholders will be obtained to the extent required by applicable law. The Board may, at any time and for any reason, terminate the Incentive Plan. Any options or awards outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

    As of December 19, 2000, options covering 17,257,454 shares were outstanding under the Incentive Plan, 4,344,359 shares remained available for future option grant, without giving effect to the annual increase on January 1, 2001. The expiration dates for all such options range from August 1, 2004 to December 3, 2010.

New Plan Benefits and Option Grant Table

    Because the Incentive Plan is discretionary, benefits to be received by individual optionees are not determinable. The table below shows, as to each of the executive officers named in the Summary Compensation Table below and the various indicated groups, (i) the number of shares of Common Stock for which options have been granted under the Incentive Plan, for the one (1)-year period ended September 30, 2000 plus the period through December 31, 2000 and (ii) the weighted-average exercise price per share.

Name and Position	Number of Option Shares	Weighted-Average Exercise Price of Granted Options
Keith J. Krach, Chairman of the Board and Chief Executive Officer	0	n/a
Lawrence A. Mueller, President and Chief Operating Officer	1,400,000	$91.13
Robert J. DeSantis, Executive Vice President and Chief Marketing Officer	0	n/a
Edward P. Kinsey, Former Executive Vice President and Chief Financial Officer	50,000	$54.44
Karl C. Kleissner, Senior Vice President	50,000	$54.44
Paul L. Melchiorre, Vice President	0	n/a
All current executive officers as a group	1,586,000	$77.57
All current directors who are not executive officers as a group	65,000	$130.79
All employees, including current officers who are not executive officers, as a group	14,697,600	$90.32

Federal Income Tax Consequences of Options Granted under the Incentive Plan

    Options granted under the Incentive Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as follows:

    Incentive Stock Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

    For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

    Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the

Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

    Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    Special provisions of the Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

  (i)
  If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (A) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (B) the exercise price paid for the shares.
  (ii)
  The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (A) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (B) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

    Stock Appreciation Rights. A participant who is granted a SAR will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the participant.

    If Proposal No. 4 is not approved by the stockholders, the Company intends to continue the Incentive Plan based on the existing provisions.

    Stock Issuances.  The tax principles applicable to direct stock issuances under the Incentive Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 31, 2000, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table below and (iii) all current directors and executive officers as a group.

    Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

    To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares Beneficially Owned as of December 31, 2000 (1)
Beneficial Owner**	Number of Shares	Percentage of Class
Keith J. Krach(2)	18,631,164	7.5%
Paul Hegarty(3)	2,746,593	1.1%
Robert C. Kagle(4)	1,081,540	*
Robert E. Knowling, Jr.(5)	12,500	*
John B. Mumford(6)	484,078	*
Hatim A. Tyabji(7)	977,364	*
Robert J. DeSantis(8)	5,578,165	2.2%
Edward P. Kinsey(9)	3,838,144	1.5%
Karl C. Kleissner(10)	1,710,668	*
Paul L. Melchiorre(11)	1,068,695	*
Lawrence A. Mueller(12)	798,407	*
All current directors and executive officers as a group (12 persons)(13)	36,989,446	14.6%

*
Less than 1% of the outstanding shares of Common Stock.
**
These beneficial owners can be reached at Ariba, Inc., 1565 Charleston Road, Mountain View, California 94043.
(1)
The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after December 31, 2000.
(2)
Includes 360,000 shares held by The Krach Family Foundation.
(3)
Includes options exercisable for 90,000 shares of Common Stock within sixty (60) days of December 31, 2000.
(4)
Includes 2,060 shares held in trusts for Mr. Kagle's children.
(5)
Includes options exercisable into 12,500 shares of Common Stock within sixty (60) days of December 31, 2000.

(6)
Includes options exercisable into 10,000 shares of Common Stock within sixty (60) days of December 31, 2000.
(7)
Includes options exercisable into 10,000 shares of Common Stock within sixty (60) days of December 31, 2000.
(8)
Includes options exercisable into 621,333 shares of Common Stock within sixty (60) days of December 31, 2000.
(9)
Includes options exercisable into 451,664 shares of Common Stock within sixty (60) days of December 31, 2000.
(10)
Includes options exercisable into 455,248 shares of Common Stock within sixty (60) days of December 31, 2000.
(11)
Includes options exercisable into 360,000 shares of Common Stock within sixty (60) days of December 31, 2000.
(12)
Includes options exercisable into 798,136 shares of Common Stock within sixty (60) days of December 31, 2000.
(13)
Includes options exercisable into an aggregate of 2,849,857 shares of Common Stock within sixty (60) days of December 31, 2000.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of Common Stock and their transactions in Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that David Rome and Robert Lent, former executive officers, each filed a delinquent Form 4.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

    The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as such as of September 30, 2000 and one individual who ceased to be an executive officer (collectively, the "Named Officers"), each of whose aggregate compensation for fiscal year 2000 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

Summary Compensation Table

					Long-Term Compensation Awards/ Securities Underlying Options
		Annual Compensation
	Fiscal Year					All Other Compensation
Name and Principal Position		Salary(1)	Bonus
Keith J. Krach	2000	$200,000	$84,458		0	$0
Chairman of the Board and	1999	119,583	47,400		1,600,000	0
Chief Executive Officer	1998	106,667	33,000		0	0
Lawrence A. Mueller	2000	229,167	155,971		1,400,000	0
President and	1999	0	0		2,000,000	0
Chief Operating Officer	1998	0	0		0	0
Robert J. DeSantis	2000	150,000	51,700	(2)	0	5,898	(3)
Executive Vice President and	1999	129,167	488,427	(2)	320,000	9,975	(3)
Chief Marketing Officer	1998	106,667	76,605	(2)	800,000	0
Edward P. Kinsey	2000	209,583	74,083		50,000	0
Former Executive Vice President and	1999	119,583	50,000		640,000	0
Chief Financial Officer	1998	106,667	36,333		0	0
Karl C. Kleissner	2000	175,000	73,250		50,000	0
Senior Vice President	1999	119,583	47,400		640,000	0
	1998	106,667	33,000		320,000	0
Paul L. Melchiorre	2000	127,292	198,210	(4)	0	5,898	(5)
Vice President	1999	140,417	212,500	(4)	640,000	0
	1998	32,083	21,773	(4)	2,560,000	50,000	(5)

(1)
Salary includes amounts deferred under the Company's 401(k) Plan.
(2)
Includes commissions of $84,568, $475,914 and $36,605 in 2000, 1999 and 1998, respectively.
(3)
Includes President's Club award for achievement of sales goals of $5,898 in 2000 and expatriate remuneration of $9,975 in 1999.
(4)
Includes commissions of $198,210, $212,500 and $8,441 in 2000, 1999 and 1998, respectively.
(5)
Includes President's Club award for achievement of sales goals of $5,898 in 2000 and relocation remuneration of $50,000 in 1998.

    The following table contains information concerning the stock option grants made to each of the Named Officers for the fiscal year ended September 30, 2000. No stock appreciation rights were granted during such year.

Option Grants in Last Fiscal Year

	Individual Grants(1)
		% of Total Options Granted to Employees in 2000(2)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted
			Exercise Price Per Share	Expiration Date
Name					5%	10%
Keith J. Krach	0	n/a	n/a	n/a	n/a	n/a
Lawrence A. Mueller	400,000	2.80	$54.4375	4/16/10	$13,689,439	$34,688,996
	1,000,000	7.10	91.1250	7/10/10	57,288,183	145,168,072
Robert J. DeSantis	0	n/a	n/a	n/a	n/a	n/a
Edward P. Kinsey	50,000	0.35	54.4375	4/16/10	1,711,180	4,336,125
Karl C. Kleissner	50,000	0.35	54.4375	4/16/10	1,711,180	4,336,125
Paul L. Melchiorre	0	n/a	n/a	n/a	n/a	n/a

(1)
The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of ten (10) years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. The options listed in the table are exercisable as the options vest, which generally is twenty-five percent (25%) after one year of service from the grant date, and 1/48th of the option per month thereafter. Mr. Mueller's one million (1,000,000) share option grant is exercisable as the options vest with respect to the first eight and one-third percent (8.3332%) of the option after one-hundred twenty (120) days of service from the grant date, and 1/48th of the option per month thereafter. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. If a change in control occurs within twelve (12) months after the optionee's vesting start date, then the option shall vest as to an additional number of shares as if the optionee had been in service twelve (12) additional months. In addition, if a change in control occurs more than twelve (12) months after the optionee's vesting start date, then the option shall vest as to the lesser of: (i) fifty percent (50%) of the then remaining unvested portion of the option; or (ii) the excess of seventy-five percent (75%) of the total number of shares originally subject to the option over the number of shares that had already vested. Each option shall fully vest after a change in control if the optionee's employment or service is terminated without cause; or the optionee resigns after he or she is subject to the following without his or her consent: a material reduction in responsibility, a reduction in level of compensation or a relocation of place of employment by more than fifty (50) miles.
(2)
Based on an aggregate of 14,165,800 options granted in the fiscal year.
(3)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

    The following table sets forth information concerning option exercises in fiscal year 2000 and option holdings as of September 30, 2000 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at September 30, 2000
		Value Realized (Market Price at Exercise Less Exercise Price)
					Value of Unexercised in-the-Money Options At September 30, 2000 (1)
	Shares Acquired on Exercise
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Keith J. Krach	0	n/a	n/a	n/a	n/a	n/a
Lawrence A. Mueller	0	n/a	500,000	2,900,000	$54,820,300	$252,132,740
Robert J. DeSantis	198,667	$18,042,862	469,749	151,584	67,134,535	21,626,762
Edward P. Kinsey	64,000	4,377,997	278,041	347,949	39,388,139	47,232,223
Karl C. Kleissner	380,416	38,673,203	281,625	347,959	39,936,605	47,232,223
Paul L. Melchiorre	400,000	36,300,000	360,000	960,000	51,485,616	137,074,944

(1)
Based on the fair market value of the Company's Common Stock at September 29, 2000 ($143.2656) per share less the exercise price payable for such shares.

    Bonus Plan.  In 2000, the Company instituted an executive bonus program pursuant to which bonuses will be paid to executive officers based on Company performance targets. In addition, certain non-executive employees receive quarterly and annual bonuses if the Company meets its performance targets. The Company's performance targets are based on meeting revenue and income levels on a quarterly and annual basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Certificate of Incorporation limits the liability of the Company's directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Company's bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

    The Compensation Committee, as administrator of the Incentive Plan, can provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by any executive officer or director of the Company in connection with certain changes in control of the Company. The accelerated vesting may be conditioned on the termination of the individual's employment following the change in control event. None of the Company executive officers has employment agreements with the Company, and they may resign and their employment may be terminated at any time.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee (or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the

Company and to administer the Incentive Plan and the Company's Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers. The Committee is comprised of non-employee directors and acts on a scheduled basis to evaluate the effectiveness of the compensation program in linking Company performance and executive pay. Additionally, the Committee or the Board of Directors is routinely consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly.

    For the fiscal year ended September 30, 2000, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

    General Compensation Policy.  The objective of the Company's executive compensation program is to align executive compensation with the Company's long and short-term business objectives and performance. Additionally, it is imperative that executive compensation enables the Company to attract, retain, and motivate qualified executives who are able to contribute to the long-term success of the Company. The following specific strategies are utilized to guide the Company's executive compensation decisions:

  •
  Risk and Reward. A significant portion of an executive's compensation should be tied to his performance and contributions to the success of the Company.
  •
  Pay for Performance. If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation or there may be no variable compensation.
  •
  Compensate Competitively. The Company compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market.

    During 2000, the Company's executive compensation program included these key elements:

  •
  Base Salary. The Company establishes the base salaries of its executives based on competitive market practices derived from comparisons with companies of similar size and in similar industries. Additionally, each executive's base pay is considered relative to the total compensation package, including cash incentives and equity-based incentives.
  •
  Cash-based Incentives. During 2000, 15 executives of the Company participated in a cash incentive program under which payment was based upon the achievement of specific goals pertaining to revenue and bookings performance, contribution margin, and customer satisfaction. This incentive program is designed to award no payment when the Company does not achieve threshold levels of performance. Specifically, a target incentive was established at the beginning of the year based on Company performance in the areas of revenues, bookings, contribution margin, and customer satisfaction. During the 2000 fiscal year, the Company far exceeded the goals set for bookings and revenues and was close to target in achieving the customer satisfaction performance metrics. The bonus paid to the CEO and other executives was 93% of target. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company's business plan and financial goals.
  •
  Equity-based Incentives. Stock options are designed to align the interests of each executive with those of the stockholders. Each year, the Committee considers the grant of stock option awards to executives. The Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, stockholders and employees. Options are granted at fair market value and typically have four-year vesting periods, contingent upon the executive's continued employment with the Company. The number of stock option shares that are granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice.

    CEO Compensation.  The annual base salary for Mr. Krach, the Company's CEO, was increased from $120,000 in 1999 to $200,000 in 2000.

    The remaining components of the CEO's 2000 fiscal year incentive compensation were entirely dependent upon the Company's performance and provided no dollar guarantees. The bonus paid to the CEO for the fiscal year was based on the same incentive plan as the other executives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee was formed in April 1999, and the members of the Compensation Committee are Messrs. Kagle and Tyabji. Neither of these individuals was at any time during fiscal 2000, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

    In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Exhibit B, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company's independent accountants.

    Management is responsible for the Company's internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company's financial reporting, and reviews the results and scope of the audit and other services provided by the Company's independent auditors.

    In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors' their independence.

    Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 filed with the Securities and Exchange Commission.

    Submitted by the Audit Committee of the Board of Directors:

Robert C. Kagle John B. Mumford Hatim A. Tyabji

STOCK PERFORMANCE GRAPH

    The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between June 23, 1999 (the date the Common Stock commenced public trading) and September 30, 2000 with the cumulative total return of (i) the Morgan Stanley High Tech Index (the "MSH Index") and (ii) the Standard and Poor's 500 Index (the "S&P Index"), over the same period. This graph assumes the investment of $100.00 on June 23, 1999 in the Common Stock, the MSH Index and the S&P Index, and assumes the reinvestment of dividends, if any.

    The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Common Stock. Information used in the graph was obtained from Bloomberg, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

    Note: S&P performance does not include reinvested dividends.

    The Company effected its initial public offering of Common Stock on June 23, 1999 at a price of $5.75 per share (as adjusted to reflect the 1999 and 2000 Stock Splits). The graph above, however, commences with the closing price of $22.50 per share (as adjusted to reflect the 1999 and 2000 Stock Splits) on June 23, 1999—the date the Company's Common Stock commenced public trading.

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR ENDED SEPTEMBER 30, 2000, INCLUDING THE FINANCIAL STATEMENTS. REQUESTS SHOULD BE SENT TO ARIBA, INC., 1565 CHARLESTON ROAD, MOUNTAIN VIEW, CALIFORNIA 94043, ATTN: INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Company at its offices at 1565 Charleston Road, Mountain View, California 94043, Attn: Craig M. Schmitz, not later than September 30, 2001. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to the Company at the aforementioned address not earlier than November 8, 2001 and not later than December 8, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

OTHER MATTERS

    The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order Of The Board Of Directors

Craig M. Schmitz Secretary

Mountain View, California
January 22, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

EXHIBIT A

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ARIBA, INC.
(originally incorporated on September 17, 1996 under the name Procuresoft, Inc.)

    Ariba, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

    DOES HEREBY CERTIFY:

    FIRST:  That the Board of Directors adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

      RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by replacing the first sentence of Article IX thereof so that such sentence shall be and read as follows:

        "In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of Article I, Article II, Article III, and Article IV of this Amended and Restated Certificate of Incorporation."

    SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD:  That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining a vote of at least sixty-six and two-thirds percent (66 2/3%) of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law.

    IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the Chief Executive Officer and the Secretary of the Corporation this            day of            , 2001.

ARIBA, INC.
By: Keith J. Krach, Chief Executive Officer
ATTEST:
By: Craig M. Schmitz, Secretary

EXHIBIT B

Ariba, Inc.

Audit Committee Charter

MEMBERSHIP:

    The Audit Committee shall be comprised of at least three (3) outside members of the Board of Directors (the "Board") of Ariba, Inc. (the "Company") elected by the Board to serve until their successors are duly elected. A chairperson of the Audit Committee shall be designated by the Board. Each member of the Audit Committee must be:

  •
  an "independent director" (as defined below); and

  •
  able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or become able to read and understand such financial statements within a reasonable period of time after his or her appointment to the Audit Committee.

    An "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

  •
  a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

  •
  a director who accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board of Directors, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  •
  a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. "Immediate family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

  •
  a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

  •
  a director who is employed as an executive officer of another entity where any of the Company's executives serve on that entity's Compensation Committee.

    In addition to the requirements above, at least one member of the Audit Committee must have either (i) past employment experience in finance or accounting; (ii) requisite professional certificate in accounting; or (iii) a background which results in the individual's financial sophistication, including experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    Notwithstanding the requirement that each member be an "independent director," the Board, under exceptional and limited circumstances, may appoint one director who is not an "independent director" to the Audit Committee if:

  •
  such director is not a current employee or immediate family member of a current employee of the Company;

  •
  such non-independent director's appointment to the Audit Committee is required by the best interests of the Company and its stockholders; and

  •
  the Board discloses in the next annual proxy statement after such appointment (i) the nature of the relationship between the non-independent director and the Company; and (ii) the reasons for the Board's determination that such appointment is in the best interests of the Company and its stockholders.

FUNCTIONS:

    The Audit Committee shall:

  •
  Recommend independent auditors to the Board;

  •
  Evaluate, and when appropriate, recommend that the Board replace the independent auditors;

  •
  Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors;

  •
  Review and discuss the results of the audit with both the independent auditors and management;

  •
  Review as appropriate the Company's significant accounting and reporting principles, policies and practices;

  •
  Review as appropriate the adequacy of management information systems, internal accounting and financial controls;

  •
  Review the annual financial statements before their submission to the Board for approval;

  •
  Provide an open avenue of communication between the independent auditor, and the Board;

  •
  Inquire of management and the independent auditors, about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company and related entities;

  •
  Report periodically to the Board on significant results of the foregoing activities;

  •
  Review the performance of professional services provided by the independent auditors, including audit and nonaudit services, before such services are rendered, and consider the possible effect of the performance of such services on the independence of the auditors;

  •
  Review the formal written statement from the Company's outside auditors delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No.1;

  •
  Actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

  •
  Recommend to the Board actions to oversee the independence of the Company's auditors;

  •
  Perform such duties required to be performed by independent directors of the Company pursuant to law or the bylaws or regulations of the Nasdaq Stock Market;

  •
  Perform such other duties as the Board may from time to time assign to it; and

  •
  Review and update this Charter periodically, as conditions dictate.

MINUTES:

    Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision, modification, rescission or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

QUALIFICATIONS:

    While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditor. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Company's independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

PROXY	ARIBA, INC. 1565 Charleston Road, Mountain View, CA 94043	PROXY

This Proxy is Solicited on Behalf of the Board of Directors of Ariba, Inc.
for the Annual Meeting of Stockholders to be held February 26, 2001

   The undersigned holder of Common Stock, par value $.002, of Ariba, Inc. (the "Company") hereby appoints Keith Krach and Craig Schmitz, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, February 26, 2001 at 8:00 a.m. local time, at the San Mateo Marriott, Crystal Springs Ballroom, 1770 S. Amphlett Boulevard, San Mateo, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

   This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.

   PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

ARIBA, INC.

/x/	Please mark votes as in this example
1.	To elect the following directors to serve for a term ending upon the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified:			3.	To ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending September 30, 2001.	FOR / /	AGAINST / /	ABSTAIN / /
Nominees: Paul Hegarty and John Mumford.
	FOR / /	WITHHELD / /	For all nominees, except for nominees written below. / /	4.	To amend the 1999 Equity Incentive Plan as set forth in the accompanying Proxy Statement.	FOR / /	AGAINST / /	ABSTAIN / /
			Nominee exception(s).
2.	To approve the amendment to the Company's Certificate of Incorporation as set forth in the accompanying Proxy Statement.
	FOR / /	AGAINST / /	ABSTAIN / /

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

   The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:	Signature (if held jointly):	Date:	, 2001

   Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

QuickLinks

PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION OF PROXIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT ACCOUNTANTS
PROPOSAL NO. 4 AMENDMENT OF THE 1999 EQUITY INCENTIVE PLAN
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
FORM 10-K
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
OTHER MATTERS
EXHIBIT A CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ARIBA, INC. (originally incorporated on September 17, 1996 under the name Procuresoft, Inc.)
EXHIBIT B Ariba, Inc. Audit Committee Charter